Exhibit 99.1

HANDY & HARMAN LTD. ANNOUNCES MANAGEMENT CHANGES

WHITE PLAINS, New York – June 14, 2016 — Handy & Harman Ltd. (NASDAQ: HNH) (“HNH”), a diversified global industrial company, announced today, following the successful completion of its acquisition of SL Industries, Inc. (“SLI”), a leading manufacturer of high-performance power solutions, that the Board of Directors of HNH has appointed SLI’s President & Chief Executive Officer, William T. Fejes, Jr., to the role of SVP of HNH and co-President & Chief Executive Officer of Handy & Harman Group Ltd. (“Group”). Jeffrey A. Svoboda, currently SVP of HNH and President & Chief Executive Officer of Group, has been promoted to Vice Chairman of Steel Partners Holdings L.P. (NYSE: SPLP) (“Steel Partners Holdings”), and Svoboda will serve as co-President & Chief Executive Officer of Group for a transitional period ending in October 2016. Steel Partners Holdings owns approximately 70% of HNH’s outstanding common stock.

 Warren Lichtenstein, Chairman of HNH, said, “After being investors in SLI for over 25 years, we are thrilled to welcome SLI into the Steel Partners family, and the management changes we are announcing today are part of the exciting synergies and growth opportunities that we expect to develop out of this transaction.”

Forward-Looking Statements

Statements in this press release regarding future financial and operating results, benefits of the transaction between HNH and SLI, future opportunities for HNH’s and SLI’s businesses and any other statements by management of HNH and SLI concerning future expectations, beliefs, goals, plans or prospects constitute forward-looking statements.  Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based.  Statements that are not historical facts, including statements about the beliefs and expectations of the parties and their management, are forward-looking statements.  All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected.  Risks and uncertainties include the ability of HNH to successfully integrate SLI’s business and the risk that the expected benefits of the transaction may not be realized or maintained.

A further list and description of additional business risks, uncertainties and other factors can be found in HNH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, SLI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other filings by HNH and SLI with the SEC. Copies of these filings, as well as subsequent filings by HNH, are available online at www.sec.gov. Many of the factors that will determine the outcome of the transaction are beyond HNH’s or SLI’s ability to control or predict. Neither HNH nor SLI undertakes to update any forward-looking statements as a result of new information or future events or developments.

About Handy & Harman Ltd.

Handy & Harman Ltd. is a diversified manufacturer of engineered niche industrial products with leading market positions in many of the markets it serves. Through its wholly-owned operating subsidiaries, HNH focuses on high margin products and innovative technology and serves customers across a wide range of end markets. HNH’s diverse product offerings are marketed throughout the United States and internationally.

HNH sells its products and services through direct sales forces, distributors, and manufacturer's representatives. HNH serves a diverse customer base, including the construction, electrical, electronics, transportation, power control, utility, medical, oil and gas exploration, aerospace and defense, and food industries.

HNH’s business strategy is to enhance the growth and profitability of the HNH business units and to build upon their strengths through internal growth, the Steel Business System and strategic acquisitions. Management expects HNH to continue to focus on high margin products and innovative technology. Management has evaluated and will continue to evaluate, from time to time, potential strategic and opportunistic acquisition opportunities, as well as the potential sale of certain businesses and assets.

HNH is based in White Plains, N.Y., and its common stock is listed on the NASDAQ Capital Market under the symbol HNH. Website:  www.handyharman.com

Contact

Douglas Woodworth, Senior Vice President and Chief Financial Officer

212-520-2300

dwoodworth@steelpartners.com